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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
To Tender of Shares of Common Stock of

TIER REIT, Inc.

Pursuant to its Offer to Purchase for Cash Dated July 23, 2015
Up to $50 million in Value of Shares of its Common Stock
At a Purchase Price of Not Greater Than $21.00 Nor Less Than $19.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,
NEW YORK CITY TIME, ON AUGUST 19, 2015, UNLESS THE OFFER IS EXTENDED OR
WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE
"EXPIRATION DATE").

        THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF COMMON STOCK.

        If you want to tender all or a portion of your shares of Common Stock, this form must be used to accept the Offer (as defined below), if (1) you cannot comply with the procedure for book-entry transfer through the Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP") system by the Expiration Date or (2) time will not permit delivery of all required documents, including a properly completed and duly executed Letter of Transmittal, to the Depositary prior to the Expiration Date, as set forth in Section 3, "Procedures for Tendering Shares of Common Stock", of the Offer to Purchase (as defined below).

        This form, signed and properly completed, may be delivered by mail or overnight courier to Computershare Trust Company, N.A., the Depositary for the Offer (the "Depositary"). See Section 3, "Procedures for Tendering Shares of Common Stock", of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary and Paying Agent for the Offer is:

By Registered, Certified or Express Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Guarantees By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021
Confirm Guarantee Facsimile Transmission: (781) 575-2332

Facsimile (for withdrawals only): (617) 360-6810

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to the Company (as defined below), J.P. Morgan Securities LLC or Wells Fargo Securities, LLC, the dealer managers for the Offer, Georgeson Inc., the information agent for the Offer, the Depository Trust Company or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to TIER REIT, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the "Company"), at the price(s) per share of the Company's shares of common stock, par value $0.0001 per share (the "Common Stock"), indicated in this Notice of Guaranteed Delivery, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated July 23, 2015 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3, "Procedures for Tendering Shares of Common Stock", of the Offer to Purchase.

THE UNDERSIGNED IS TENDERING SHARES OF COMMON STOCK AS FOLLOWS
(CHECK AT LEAST ONE BOX):

        By checking at least one of the boxes on the following page, the undersigned is tendering shares of Common Stock at the price(s) checked. This election could mean that none of the shares of Common Stock will be purchased if the Purchase Price is less than the price(s) checked below (other than the minimum price of $19.00). IF YOU WISH TO TENDER SHARES OF COMMON STOCK AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER SHARE OF COMMON STOCK AT WHICH YOU WANT TO TENDER YOUR SHARES OF COMMON STOCK AND SPECIFY THE NUMBER OF YOUR SHARES OF COMMON STOCK THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3, "PROCEDURES FOR TENDERING SHARES OF COMMON STOCK", OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares of Common Stock cannot be tendered at more than one price unless previously and properly withdrawn as provided in Section 4, "Withdrawal Rights", of the Offer to Purchase.

 PRICE(S) (IN DOLLARS) PER SHARE OF COMMON STOCK AT WHICH
SHARES OF COMMON STOCK ARE BEING TENDERED

Price(s) at Which Shares of Common Stock are Tendered	Number of Whole Shares of Common Stock Tendered at Applicable Price

☐ Price $19.00
☐ Price $19.25
☐ Price $19.50
☐ Price $19.75
☐ Price $20.00
☐ Price $20.25
☐ Price $20.50
☐ Price $20.75
☐ Price $21.00

Total Number of Whole Shares of Common Stock Tendered (cannot exceed the total number of shares of Common Stock that you own)

        CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK.

 ODD LOTS

(See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots", of the Offer
to Purchase and Box 7 of the Letter of Transmittal)

        Under certain conditions, stockholders holding a total of fewer than 100 shares of Common Stock may have their shares accepted for payment before any proration of other tendered shares of Common Stock. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares of Common Stock, even if these holders have separate accounts representing fewer than 100 shares of Common Stock. Accordingly, this section is to be completed only if shares of Common Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Common Stock. The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 shares of Common Stock, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company or other nominee (the "Tendering Institution") that (a) is tendering for the beneficial owner(s) shares of Common Stock with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Common Stock and is tendering all of such shares.

Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):
Zip Code(s):
Area Code(s) and Telephone Number(s):
Signature(s):

Dated:	, 2015
Name of Tendering Institution:
Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution," as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees that (1) the above named person(s) "own(s)" the shares of Common Stock tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of shares of Common Stock complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary confirmation of book-entry transfer of such shares of Common Stock into the Depositary's account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed photocopy of the Letter of Transmittal, or an Agent's Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:	, 2015

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  Exhibit (a)(1)(C)
THE UNDERSIGNED IS TENDERING SHARES OF COMMON STOCK AS FOLLOWS (CHECK AT LEAST ONE BOX)
PRICE(S) (IN DOLLARS) PER SHARE OF COMMON STOCK AT WHICH SHARES OF COMMON STOCK ARE BEING TENDERED
ODD LOTS (See Section 1, " Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots ", of the Offer to Purchase and Box 7 of the Letter of Transmittal)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)